
                          FUND PARTICIPATION AGREEMENT

                          ----------------------------

     This Fund Participation Agreement (the "Agreement"), effective as of

24th day of April, 2009, is made by and among The Lincoln National Life

Insurance Company ("Lincoln Life"), Lincoln Life and Annuity Company of New

York ("Lincoln New York") (Lincoln Life and Lincoln New York collectively referred to as "Company"), JPMorgan Insurance Trust (the "Trust"), the

Trust's investment advisors, JPMorgan Investment Advisors Inc. and J. P.

Morgan Investment Management Inc. (the "Advisers"), and the Trust's

administrator, JPMorgan Funds Management, Inc. (the "Administrator").

     WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products");

     WHEREAS, insurance companies desiring to utilize the Trust as an investment vehicle under their Variable Insurance Products are required to enter into participation agreements with the Trust and the Administrator (the

"Participating Insurance Companies");

     WHEREAS, shares of the Trust are divided into several series of shares,

each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies;

     WHEREAS, the Trust intends to offer shares of the series set forth on

Schedule B (each such series hereinafter referred to as a "Portfolio") as may be amended from time to time by mutual agreement of the parties hereto under this Agreement to the accounts of the Company specified on Schedule A

(hereinafter referred to individually as an "Account," collectively, the

"Accounts");

     WHEREAS, the Trust has obtained an order from the Securities and

Exchange Commission, granting the Trust exemptions from the provisions of

Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940,

as amended (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and

6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the

Trust to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated insurance companies (hereinafter the

"Shared Funding Exemptive Order");

     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities

Act of 1933, as amended (hereinafter the "1933 Act");

     WHEREAS, the Advisers are duly registered as an investment advisers under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws;

     WHEREAS, the Advisers is the investment adviser of the Portfolios of the

Trust;

     WHEREAS, the Company has registered certain Variable Insurance Products under the 1933 Act; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Account intends to purchase shares of the Portfolios to fund certain of the aforesaid Variable Insurance Products and the Trust is authorized to sell such shares to each such Account at net asset value.

     NOW, THEREFORE, in consideration of their mutual promises, the Company,

the Trust, the Advisers, and the Administrator agree as follows:

                                  ARTICLE 1

                                THE CONTRACTS

                                -------------

                                      -1-

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      1.   The Company represents that it has established each of the

Accounts specified on Schedule A as a separate account under the laws of the state indicated on Schedule A, and has registered each such Account as a unit investment trust under the 1940 Act to serve as an investment vehicle for variable annuity contracts and/ or variable life contracts offered by the

Company (the "Contracts").  The Contracts provide for the allocation of net amounts received by the Company to separate divisions of the Account for investment in the shares of the Portfolios.  Selection of a particular division is made by the Contract owner who may change such selection from

time to time in accordance with the terms of the applicable Contract.   In

marketing its Contracts, the Company will comply with all applicable state or

Federal laws.

                                 ARTICLE 2

                               TRUST SHARES

                               ------------

       2.1.   The Trust agrees to make available for purchase by the Company shares of the Portfolios and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Trust or its designee of such order.  For purposes of this Section 2.1, the Company shall be the designee of the Trust for receipt of such orders from the

Account and receipt by such designee shall constitute receipt by the Trust;

provided that the Trust's designated transfer agent receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day ("Trade

Date plus 1"). Notwithstanding the foregoing, the Company shall use its best efforts to provide the Trust's designated transfer agent with notice of such orders by 9:30 a.m. Eastern Time on Trade Date plus 1.  "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the

Securities and Exchange Commission, as set forth in the Trust's prospectus and statement of additional information.  Notwithstanding the foregoing, the

Board of Trustees of the Trust (hereinafter the "Board") may refuse to permit the Trust to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

       2.2.   The Trust agrees that shares of the Trust will be sold only to

Participating Insurance Companies for their Variable Insurance Products and,

in the Trust's discretion, to qualified pension and retirement plans.  No shares of any Portfolio will be sold to the general public.

       2.3.   The Trust agrees to redeem for cash, on the Company's request,

any full or fractional shares of the Trust held by an Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption.  For purposes of this Section 2.3, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust's designated transfer agent receives notice of such request for redemption on Trade Date plus 1 in accordance with the timing rules described in Section 2.1.

       2.4.   The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus.  The Accounts of the

Company, under which amounts may be invested in the Trust are listed on

Schedule A attached hereto and incorporated herein by reference, as such

Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto.

       2.5.   The Company will place separate orders to purchase or redeem shares of each Portfolio.  Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed.  In the event of net purchases, the Company shall pay for Portfolio shares on Trade

Date plus 1. Payment shall be in federal funds transmitted by wire.  In the event of net redemptions, the Portfolio shall pay the redemption proceeds in federal funds transmitted by wire by 3:00 p.m. Eastern Time on Trade Date plus 1. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Portfolio to dispose of Portfolio securities or otherwise incur substantial additional costs, and if the

Portfolio has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds shall be wired to the Company within seven (7) days and the Portfolio shall notify in writing the person


designated by the Company as the recipient for such notice of such delay by

3:00 p.m. Eastern Time on Trade Date plus 1.  Upon mutual agreement by the

Administrator and the Company, (i) payments for shares purchased and redeemed shall be made in federal funds transmitted via the NSCC Fund/SERV DCC & S platform to or from the Company on the next business day following the

Company's receipt of the order, and the Company and the Administrator shall each use commercially reasonable efforts to transmit (or cause to be transmitted) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00p.m. Eastern Time on Trade Date plus 1 and (ii) all purchase and redemption transactions with respect to any shares shall be settled via the NSCC Fund/SERV platform settlement process on the next business day following the effective trade date and the Administrator shall provide to the Company a daily transmission of positions and trading activity taking place in a format agreed upon by the parties.

      2.6.   Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to the Company or any

Account.  Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

      2.7.   On each record date, the Administrator shall use its best

efforts to furnish same day notice by 6:30 p.m. Eastern Time (by wire,

telephone, electronic media or by fax) to the Company of any dividends or capital gain distributions payable on the Trust's shares.  The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The

Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash.  The Trust shall notify the

Company of the number of shares so issued as payment of such dividends and distributions.

      2.8.   The Administrator shall make the net asset value per share of each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern Time.  Such information will be furnished

(electronically or by fax), or upon mutual agreement by the Administrator and the Company, such net asset values shall be provided via the NSCC Profile I platform.  In the event that the Administrator is unable to meet the 6:30

p.m. time stated immediately above, then the Administrator shall provide the

Company with additional time to notify the Administrator of purchase or redemption orders pursuant to Sections 2.1 and 2.3, respectively, above.

Such additional time shall be equal to the additional time that the

Administrator takes to make the net asset values available to the Company.

If on a Business Day the net asset value per share of a Portfolio is not made available by the time the Company begins its calculation of an Account's unit value, the Company will use the previous Business Day's net asset value per share in its calculations.  If such previous Business Day's net asset value per share is a materially incorrect share net asset value for the current

Business Day, any adjustment under Section 2.9 hereof shall be made.

      2.9.   If the Administrator provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Trust shares purchased or redeemed to reflect the correct net asset value per share as subsequently determined by the Administrator.  The determination of the materiality of any net asset value pricing error shall be based on the Trust's policy for correction of pricing errors (the "Pricing Policy"). The Company shall correct such error in its records and in the records prepared by it for

Contract owners in accordance with information provided by the Administrator.

 Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.

      2.10 The Administrator shall provide information to the Company of the amount of shares traded and the associated cost per share (NAV) total trade amount and the outstanding share balances held by the Account in each

Portfolio as of the end of each Business Day.  Such information will be furnished (electronically or by fax) by 1:00 p.m. Eastern time on the next

Business Day, or, if so agreed by the Administrator and the Company, via the

NSCCFund/SERV platform.

      2.11 Contract Owner Information

2.11(a)   Agreement to Provide Information.  Company agrees to provide the

Fund, or its designee, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer


Identification Number ("ITIN"), or other government-issued identifier

("GII"), and the Contract owner number or participant account number associated with the owner of a Contract ("Contractowner"), if known, of any or all Contractowner(s) of the Account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase,

redemption, transfer, or exchange of Shares held through an Account  that maintains an Insurance Company Fund Account during the period covered by the request.  Unless otherwise specifically requested by the Fund, the Company shall only be required to provide information relating to

Contractowner-Initiated Transfer Purchases or Contractowner-Initiated

Transfer Redemptions.

     (i)   Period Covered by Request.  Requests must set forth a specific period, not to exceed one year prior to the date of the request, for which transaction information is sought.  A request may be ongoing and continuous (e.g., for each trading day throughout the year) or for specified periods of time beginning on the day the request is received.

     A Portfolio may request transaction information older than one year from the date of the request as it deems necessary to investigate compliance with policies established by the Portfolio for the purpose of eliminating or reducing market timing and abusive trading practices.

     (ii)  Form and Timing of Response.  Company agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in 2.11(a).  If requested by the Fund, or its designee,

     Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in 2.11(a) is itself a financial intermediary ("indirect intermediary") and, upon further request of the

     Fund, or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in 2.11(a) for those

     Contractowner(s) who are an indirect intermediary or (ii) restrict or prohibit the Contractowner as shown on the records of the Company from requesting Contractowner-Initiated Transfer Purchases or

     Contractowner-Initiated Transfer Redemptions on behalf of other persons.

      Company additionally agrees to inform the Fund whether it plans to perform (i) or (ii).  Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund or its designee and the Company; and to the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

     (iii) Limitations on Use of Information.  The Fund agrees not to use the information received pursuant to this Amendment for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102)

     and comparable state laws.

2.11 (b) Agreement to Restrict Trading.  The Company agrees to execute written instructions from the Fund to restrict or prohibit further

Contractowner-Initiated Transfer Purchases or Contractowner-Initiated Transfer

Redemptions requested by a Contractowner that has been identified by the Fund as having engaged in such transactions that violate policies established by the

Fund for the purpose of eliminating or reducing market timing and abusive trading practices.  Instructions must be received by us at the address provided in Article 12 for the giving of notices, or such other address that Company may communicate to you in writing from time to time, including, if applicable, an

e-mail and/or facsimile telephone number:

     (i)   Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII and the specific individual

     Contractowner number or participant account number, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place.  If the TIN, ITIN, GII or the specific individual Contractowner number or participant account number is not known, the instructions must include an equivalent identifying number of the Contractowner(s) or other agreed upon information to which the instruction relates.

     (ii)   Timing of Response.  Company agrees to execute instructions, as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by the Company.

     (iii)  Confirmation by Company.  Company must provide written confirmation to the Fund that instructions have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.


2.11 (c) Definitions.  For purposes of this Section 2.11:

     (i)   The term "Insurance Company Fund Account" means an omnibus account with the Fund maintained by an Account

     (ii)  The term "Fund" includes JPMorgan Distribution Services, Inc.,

     which is the Trust's principal underwriter; the Trust's transfer agent and the series of the Trust listed in the Agreement.

     (iii) The term "Shares" means the interests corresponding to the redeemable securities of record issued by the Fund under the Investment

     Company Act that are held by or through an Account[J1] that maintains an

     Insurance Company Fund Account.

     (iv)  The term "Contractowner" means the holder of interests in a variable annuity or variable life insurance contract issued by the

     Company ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a Contract.

     (v)   The term "Contractowner-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Contractowner that results in a transfer of assets within a Contract to a subaccount of the

     Account which invests in Shares of the Fund, but does not include transactions that are executed: (a) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a subaccount of the Account which invests in

     Shares of the Fund as a result of "dollar cost averaging" programs,

     insurance company approved asset allocation programs, or automatic rebalancing programs; (b) pursuant to a Contract death benefit; (c)

     one-time step-up in Contract value pursuant to a Contract death benefit;

     (d) allocation of assets to a subaccount of the Account which invests in

     Shares of the Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned or other premium payments to the

     Contract; or (e) pre- arranged transfers at the conclusion of a required free look period.

     (vi)  The term "Contractowner-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Contractowner that results in a transfer of assets within a Contract out of a subaccount of the Account which invests in Shares of the Fund, but does not include transactions that are executed: (a) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a subaccount of the Account which invests in Shares of the Fund as a result of annuity payouts, loans,

     systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (b) as a result of any deduction of charges or fees under a Contract; (c) within a

     Contract out of a subaccount of the Account which invests in Shares of the Fund as a result of scheduled withdrawals or surrenders from a

     Contract; or (d) as a result of payment of a death benefit from a

     Contract.

     (vii) The term "written" and/or "in writing" within this Section 2.11 or any Section of this Agreement includes electronic writings and facsimile transmissions.

     (viii) The term "Intermediary" shall mean a "financial intermediary" as defined in 22c-2 of the Investment Company Act.

     (ix)  The term "purchase" does not include the automatic reinvestment of dividends.

     (x)   The term "promptly" as used in 2.11(a)(ii) shall mean as soon as practicable but in no event later than 10 business days from the

     Company's receipt of the request for information from the Fund or its designee.


                                  ARTICLE 3

      PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS, VOTING

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     3.1.   The Trust shall provide the Company with as many printed copies of the Trust's current prospectuses as the Company may reasonably request.

The Administrator will provide the Company with a copy of the statement of additional information suitable for duplication.  If requested by the

Company, in lieu of providing printed copies, the Trust shall provide camera-ready film or computer diskettes or other electronic files containing the Trust's prospectuses and statement of additional information in order for the Company once each year (or more frequently if the prospectuses and/or statement of additional information for the Trust is amended during the year)

to have the prospectuses for the Contracts and the applicable Trust prospectuses printed together in one document or separately.  The Company may elect to print the Trust's prospectuses and/or its statement of additional information in combination with other investment companies' prospectuses and statements of additional information.

     3.2(a).  The Company will deliver or cause to be delivered to each of its Contract owners, at or prior to the time of purchase of any Portfolio shares, a copy of such Portfolio's prospectus and, upon request, a copy of

its statement of additional information.    For prospectuses and statements

of additional information provided by the Company to its existing owners of

Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by the Trust.  If the Company chooses to receive camera-ready film or computer diskettes or other electronic files in lieu of receiving printed copies of the Trust's prospectus and/or statement of additional information,

the Trust shall bear the cost of typesetting to provide the Trust's prospectus and/or statement of additional information to the Company in the format in which the Trust is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information.  In such event,

the Trust will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the

Contracts, and y is the Trust's per unit cost of printing the Trust's prospectuses.  The same procedures shall be followed with respect to the

Trust's statement of additional information.  The Trust shall not pay any costs of typesetting, printing and distributing the Trust's prospectus and/or statement of additional information to prospective Contract owners. Except as otherwise provided in this Section 3.2, all expenses of preparing, setting in type and printing and distributing Trust prospectuses and statements of additional information shall be the expense of the Company.

     3.2(b). The Trust, at the Company's expense, shall provide the Company with copies of Annual and Semi-Annual Reports (the "Reports") in such quantity as the Company shall reasonably require for distributing to Contract owners.  The Trust, at its expense, shall provide the Contract owners designated by the Company with copies of its proxy statements and other communications to shareholders (except for prospectuses and statements of additional information, which are covered in Section 3.2(a) above, and

Reports).  The Trust shall not pay any costs of distributing Reports and other communications to prospective Contract owners.

     3.2(c). The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Contract owners.

     3.2(d). Except as otherwise provided in this Agreement, the Trust shall pay no fee, other compensation or other expenses under this Agreement.  The

Trust may, however, pay the Company servicing fees under a written servicing agreement for certain Portfolios pursuant to the services plan it has adopted.  In addition, the Trust has adopted a plan pursuant to Rule 12b-1 to finance distribution expenses for certain Portfolios, and the Trust's distributor may pay fees under such plan to the Company or to a designated affiliate under a separate written agreement between such parties.

     3.2(e). All expenses, including expenses to be borne by the Trust pursuant to Section 3.2 hereof, incident to performance by the Trust under this Agreement shall be paid by the Trust.  The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if


and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale.  The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares.

     3.3. If and to the extent required by law, the Company shall with respect to proxy material distributed by the Trust to Contract owners designated by the Company to whom voting privileges are required to be extended:

          (i) solicit voting instructions from Contract owners;

         (ii) vote the Trust shares in accordance with instructions received from Contract owners; and

        (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to

              interpret the 1940 Act to require pass-through voting privileges for variable contract owners.

The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

                                   ARTICLE 4

                       SALES MATERIAL AND INFORMATION

                       ------------------------------

     4.1.  The Company shall furnish, or shall cause to be furnished, to the

Trust, the Advisers or their designee, drafts of the separate accounts prospectuses and statements of additional information and each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company to prepare such material in which the

Trust, the Advisers or the Administrator is described, at least ten Business

Days prior to its use.  No such material shall be used if the Trust, the

Advisers, the Administrator or their designee reasonably objects to such use within ten Business Days after receipt of such material.

     4.2.  Neither the Company nor any person contracting with the Company to prepare sales literature or other promotional material shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Trust prospectus, as such registration statement or Trust prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.

     4.3.  The Administrator shall furnish, or shall cause to be furnished,

to the Company or its designee, each piece of sales literature or other promotional material prepared by the Trust in which the Company or its

Accounts, are described at least ten Business Days prior to its use.  No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

     4.4.  Neither the Trust, the Administrator, nor the Advisers shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in published reports or solicitations for voting instruction for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.5.  The Trust will provide to the Company, upon its request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate


to the Trust or its shares, promptly after the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

     4.6.  The Company will provide to the Trust, upon the Trust's request,

at least one complete copy of all registration statements, prospectuses,

statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract, prior to with the filing of such documents with the Securities and Exchange Commission or other regulatory authorities.

     4.7.  For purposes of this Article 4, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, internet,

telephone or tape recording, videotape, display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters,

form letters, seminar texts, reprints or excerpts of any other advertisement,

sales literature, or published article), and educational or training materials or other communications distributed or made generally available to some or all agents or employees.

     4.8. The Company and its agents shall make no representations concerning the Trust except those contained in the then-current prospectus and statement of additional information of the Trust and in current printed sales literature of the Trust.

                                   ARTICLE 5

                   ADMINISTRATIVE SERVICES TO CONTRACT OWNERS

                   ------------------------------------------

     5.   Administrative services to Contract owners shall be the

responsibility of the Company and shall not be the responsibility of the

Trust, the Advisers or the Administrator.  The Company, the Trust and the

Administrator recognize that the Account(s) will be the sole shareholder(s)

of Trust shares issued pursuant to the Contracts.

                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

                         ------------------------------

     6.1. The Trust represents that, each Portfolio is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue

Code of 1986, as amended (the "Code") and that it will make every effort to maintain such qualification of the Trust and that it will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

     6.2. The Company represents that, that the Contracts will at all times be treated as life insurance contracts under applicable provisions of the

Code, and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     6.3. The Trust represents that the Portfolios will at all times comply with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and that it will make every effort to maintain the Trust's compliance with such diversification requirements, and that it will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that a Portfolio might not so qualify in the future.

     6.4. The Company represents and warrants that the interests of the

Contracts are or will be registered unless exempt and that it will maintain such registration under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act and that the Contracts will be issued and sold in compliance with all applicable federal and state laws and regulations.  The Company also represents and warrants that the Portfolios will be sold in accordance with such Portfolio's current prospectus. The

Company further represents


and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under under applicable laws and regulations and has registered or,

prior to any issuance or sale of the Contracts, will maintain the registration of each Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act and the regulations thereunder, unless exempt therefrom or such registration is no longer required, to serve as a segregated investment account for the

Contracts.  The Company shall amend its registration statement for its

Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.

     6.5. The Company represents that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of a "variable contract," within the meaning of such terms under

Section 1.817-5(f)(2) of the regulations under the Code, and that it will make every effort to continue to meet such definitional requirements, and that it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     6.6. The Trust represents and warrants that it is and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount no less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time.  Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

 The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust no longer has the coverage required by this

Section 6.6.

     6.7. The Company represents and warrants that all of its directors,

officers, employees, investment advisers, and other entities dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the

Trust, in an amount not less than five million dollars ($5,000,000).  Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect and agrees to notify the Trust immediately upon having a reasonable basis for believing that the Company no longer has the coverage required by this Section 6.7.

     6.8. The Trust represents that a majority of its disinterest trustees have approved the Trust's distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

     6.9. The Advisers and the Administrator each represents and warrants that it complies with all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and the Company in compliance with the laws and regulations of its state of domicile and any applicable state and federal laws and regulations.

                                  ARTICLE 7

                           STATEMENTS AND REPORTS

                           ----------------------

     7.1. The Administrator or its designee will make available electronically to the Company within five (5) Business Days after the end of each month a monthly statement of account confirming all transactions made during that month in the Account.

     7.2. The Trust and Administrator agree to provide the Company no later than March 1 of each year with the investment advisory and other expenses of the Trust incurred during the Trust's most recently completed fiscal year, to permit the Company to fulfill its prospectus disclosure obligations under the

SEC's variable annuity fee table requirements.


                                  ARTICLE 8

                             POTENTIAL CONFLICTS

                             -------------------

     8.1. If required under the Shared Funding Exemptive Order, the Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners of all Accounts investing in the Trust.  An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance,

tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance Contract owners; or (f) a decision by a Participating Insurance

Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     8.2. If required under the Shared Funding Exemptive Order, the Company will report in writing any potential or existing material irreconcilable conflict of which it is aware to the Administrator. Upon receipt of such report, the Administrator shall report the potential or existing material

irreconcilable conflict to the Board.   The Administrator shall also report

to the Board on a quarterly basis whether the Company has reported any potential or existing material irreconcilable conflicts during the previous calendar quarter. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the

Board with all information reasonably necessary for the Board to consider any issues raised.  This includes, but is not limited to, an obligation by the

Company to inform the Board whenever Contract owner voting instructions are disregarded.

     8.3. If required under the Shared Funding Exemptive Order, the and it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1)

withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the

Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate,

segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.  No charge or penalty will be imposed as a result of such withdrawal.  The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action,

and these responsibilities will be carried out with a view only to the interests of Contract owners.

     8.4. If required under the Shared Funding Exemptive Order, if a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such

Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.  No charge or penalty will be imposed as a result of such withdrawal.  The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action,

and these responsibilities will be carried out with a view only to the interests of Contract owners.

     8.5. If required under the Shared Funding Exemptive Order, the, for purposes of Sections 8.3 through 8.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be

                                     -10-


required to establish a new funding medium for the Contracts.  The Company shall not be required by Section 8.3 through 8.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

     8.6.  If required under the Shared Funding Exemptive Order, and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or

Rule 6e-3 is adopted, to provide exemptive relief from any provision of the

1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding

Exemptive Order, then the Trust and/or the Participating Insurance Companies,

as appropriate, shall take such steps as may be necessary to comply with

Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

     8.7.  If required under the Shared Funding Exemptive Order, each of the

Company and the Advisers shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the

Board may fully carry out the obligations imposed upon them by the provisions hereof and in the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the

Board.  Without limiting the generality of the foregoing or the Company's obligations under Section 8.2, the Company shall provide to the Administrator a written report to the Board no later than January 15th of each year indicating whether any material irreconcilable conflicts have arisen during the prior fiscal year of the Trust.  All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance

Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

                                   ARTICLE 9

                               INDEMNIFICATION

                               ---------------

     9.1.  INDEMNIFICATION BY THE COMPANY

           ------------------------------

     9.1 (a).  The Company agrees to indemnify and hold harmless the Trust,

the Administrator, the Advisers, and each member of their respective Boards and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified

Parties" for purposes of this Section 9.1) against any and all losses,

claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses,

claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts and:

     (i)   arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the

           registration statement or prospectus for the Contracts or

           contained in the Contracts or sales literature for the Contracts

           (or any amendment or  supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated

           therein or necessary to make the statements therein not

           misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales

           literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

     (ii)  arise out of or as a result of statements or representations

           (other than statements or representations contained in the registration statement, prospectus or sales literature of the

           Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the

           Trust) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

                                     -11-


     (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated

           therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

     (iv)  arise as a result of any failure by the Company to provide the

           services and furnish the   materials under the terms of this

           Agreement; or

     (v)   arise out of or result from any material breach of any

           representation and/or warranty made by the Company in this

           Agreement or arise out of or result from any other material breach of this Agreement by the Company; as limited by and in accordance with the provisions of Section 9.1(b) and 9.1(c) hereof.

     9.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such

Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified

Party's reckless disregard of obligations or duties under this Agreement.

     9.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such

Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate,

at as own expense, in the defense of such action.  The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the

Indemnified Party named in the action.  After notice from the Company to such

Indemnified Party of the Company's election to assume the defense thereof, the

Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company shall not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

     9.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

     9.2. INDEMNIFICATION BY ADMINISTRATOR

          --------------------------------

     9.2(a).  The Administrator agrees to indemnify and hold harmless the

Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act

(collectively, the "Indemnified Parties" for purposes of this Section 9.2)

against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Administrator) or litigation

(including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses,

claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

     (i)   arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the

           registration statement or prospectus or sales literature of the

           Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated

           therein or necessary to make the statements therein not

           misleading, provided that this

                                     -12-


           agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with

           information furnished to the Trust or the Administrator by or on behalf of the Company, the Advisers, Counsel for the Trust, the

           independent public accountant to the Trust, or any person or entity that is not acting as agent for or controlled by the

           Administrator for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or

           supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

     (ii)  arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts,

           or any  amendment thereof or supplement thereto, or the omission or alleged omission to state therein a  material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Administrator; or

     (iii) arise as a result of any failure by the Administrator to provide the services (and furnish the materials under the terms of this

           Agreement; or

      (iv) arise out of or result from any material breach of any representation and/or warranty made by the Administrator in this

           Agreement or arise out of or result from any other material breach of this Agreement by the Administrator; as limited by and in accordance with the provisions of Section 9.2(b) and 9.2(c) hereof.

       9.2(b).  The Administrator shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such

Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified

Party's reckless disregard of obligations and duties under this Agreement.

       9.2(c). The Administrator shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Administrator in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such

Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Administrator of any such claim shall not relieve the Administrator from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Administrator will be entitled to participate, at its own expense, in the defense thereof.  The

Administrator also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action.  After notice from the Administrator to such Indemnified Party of the Administrator's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Administrator will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

       9.2(d).  The Company agrees promptly to notify the Administrator of the commencement of any litigation or proceedings against it or any of its

Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account in which the Portfolios are made available.

       9.3. INDEMNIFICATION BY THE ADVISERS

            -------------------------------

       9.3(a). The Advisers agree to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the

"Indemnified Parties" and individually, "Indemnified Party," for purposes of this

                                     -12-


Section 9.3) against any and all losses, claims, damages, liabilities

(including amounts paid in settlement with the written consent of the Advisers)

or litigation (including legal and other expenses) to which the Indemnified

Parties may become subject under any statute, at common law or otherwise,

insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

     (i)   arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the

           registration statement or prospectus or sales literature of the

           Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated

           therein or necessary to make the statements therein not

           misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Advisers or the

           Trust by or on behalf of the Company, the Administrator, Counsel for the Trust, the independent public accountant to the Trust, or any person or entity that is not acting as agent for or controlled by the Advisers for use in the registration statement or

           prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

     (ii)  arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts,

           or any  amendment thereof or supplement thereto, or the omission or alleged omission to state therein a  material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Advisers; or

     (iii) arise as a result of any failure by the Advisers to provide the

           services and furnish the    materials under the terms of this

           Agreement; or

     (iv)  arise out of or result from any material breach of any representation and/or warranty made by the  Advisers in this

           Agreement or arise out of or result from any other material breach of this Agreement by the Advisers; as limited by and in accordance with the provisions of Section 9.3(b) and 9.3(c) hereof.

       9.3(b).  The Advisers shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such

Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified

Party's reckless disregard of obligations and duties under this Agreement.

       9.3(c).  The Advisers shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Advisers in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such

Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Advisers of any such claim shall not relieve the Advisers from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Advisers will be entitled to participate,

at its own expense, in the defense thereof.  The Advisers also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified

Party named in the action.  After notice from the Advisers to such Indemnified

Party of the Advisers's election to assume the defense thereof, the Indemnified

Party shall bear the fees and expenses of any additional counsel retained by it,

and the Advisers will not be liable to such Indemnified Party under this

Agreement for any legal or other expenses subsequently incurred by such

Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.

                                     -14-


       9.3(d).  The Company agrees to promptly notify the Advisers of the commencement of any litigation or proceedings against it or any of Indemnified

Parties in connection with this Agreement, the issuance or sale of the

Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.

       9.4. INDEMNIFICATION BY THE TRUST

            ----------------------------

       9.4(a).  The Trust agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the

"Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 9.4) against any and all losses, claims, damages, liabilities

(including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

     (i)   arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the

           registration statement or prospectus or sales literature of the

           Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated

           therein or necessary to make the statements therein not

           misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished the Trust by or on behalf of the Advisers, the Company, or the Administrator for use in the

           registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares;

           or

     (ii)  arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts,

           or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

     (iii) arise as a result of any failure by the Trust to provide the

           services and furnish the materials   under the terms of this

           Agreement; or

     (iv)  arise out of or result from any material breach of any representation and/or warranty made by the  Trust in this

           Agreement or arise out of or result from any other material breach of this Agreement by the Trust, including, without limitation, the failure to operate as a regulated investment company under

           Subchapter M of the Code and the failure to comply with the diversification requirements if Section 817(h) of the Code and the regulations promulgated thereunder; as limited by and in

           accordance with the provisions of Section 9.4(b) and 9.4(c) hereof.

       9.4(b).  The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such

Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified

Party's reckless disregard of obligations and duties under this Agreement.

       9.4(c).  The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such

Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is

                                     -15-


brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof.  The

Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action.  After notice from the Trust to such Indemnified Party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.

       9.4(d). The Company agrees to promptly notify the Trust of the commencement of any litigation or proceedings against it or any of the

Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.

                                   ARTICLE 10

                                 APPLICABLE LAW

                                 --------------

       10.1.   This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of

Massachusetts.

       10.2.   This Agreement shall be subject to the provisions of the 1933,

1934 and 1940 Acts, and the rules and regulations and rulings thereunder,

including such exemptions from those statutes, rules and regulations as the

Securities and Exchange Commission may grant (including, but not limited to, the

Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                                   ARTICLE 11

                                  TERMINATION

                                  -----------

       11.1.   This Agreement shall continue in full force and effect until the first to occur of:

         (a)   termination by any party for any reason upon ninety days

               advance written notice delivered to the other parties; or

         (b)   termination by the Company by written notice to the Trust, the

               Advisers, and the Administrator with respect to any Portfolio based upon the Company's determination that shares of such

               Portfolio are not reasonably available to meet the

               requirements of the Contracts.  Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Trust makes available a sufficient number of shares to reasonably meet  the requirements of the Account within said ten (10) day period; or

         (c)   termination by the Company upon written notice to the Trust,

               the Advisers, and the Administrator with respect to any

               Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such

               shares as the underlying investment medium of the Contracts issued or to be issued by the Company.  The terminating party shall give prompt notice to the other parties of its decision to terminate; or

         (d)   termination by the Company upon written notice to the Trust,

               the Advisers and the Administrator with respect to any

               Portfolio in the event that such portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the

               Code or under any successor or similar provision; or

                                     -16-


         (e)   termination by the Company upon written notice to the Trust,

               the Advisers, and the Administrator with respect to any

               Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Section 6.3 hereof;

               or

         (f)   termination by either the Trust, the Advisers, or the

               Administrator by written notice to the Company, if either one or more of the Trust, the Advisers, or the Administrator,

               shall determine, in its or their sole judgment exercised in good faith, that the Company and/or their affiliated companies has suffered a material adverse change in its business,

               operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity provided that the Trust, the Advisers, or the Administrator will give the Company sixty (60) days'  advance written notice of such determination of its intent to terminate this

               Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in

               circumstances since the giving of such notice, the

               determination of the Trust, the Advisers, or the Administrator

               shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of

               termination; or

         (g)   termination by the Company by written notice to the Trust, the

               Advisers,  Administrator, if the Company shall determine, in its sole judgment exercised in good faith, that either the

               Trust, the Advisers, or the Administrator has suffered a

               material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the

               Company will give the Trust, the Advisers, and the

               Administrator sixty (60) days' advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Trust, the Advisers, or the Administrator and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the

               60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

         (h)   termination by any party upon the other party's breach of any representation or any material breach of any provision of this

               Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Trust or the

               Company, as the case may be; or

         (i)   termination by the Trust, the Advisers, or Administrator by written notice to the Company in the event an Account or

               Contract is not registered (unless exempt from registration or registration is no longer required) or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.3.

       11.2.   EFFECT OF TERMINATION. Notwithstanding any termination of

this Agreement, the Trust shall continue to make additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts").  If Trust shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either the Trust or the Company may terminate the

Agreement, as so continued pursuant to this Section 11.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be for more than six months. .  The parties agree that this Section 11.2 shall not apply to any terminations under Article 8 and the effect of such Article 8 terminations shall be governed by Article 8 of this Agreement.

       11.3.   The Company shall not redeem Trust shares attributable to the

Contracts (as distinct from Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application

(hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act.

Upon request, the Company will promptly furnish to the Trust, the Advisers and the Administrator the opinion of

                                     -17-


counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Advisers) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Trust or the

Advisers 30 days notice of its intention to do so.

                                   ARTICLE 12

                                    NOTICES

                                    -------

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

JPMorgan Insurance Trust

Mail Code OH1-1235

1111 Polaris Parkway

OH1-1235

Columbus, Ohio  43240

Attn:  Contract Administrator

If to the Administrator:

JPMorgan Funds Management, Inc.

Mail Code OH1-1235

1111 Polaris Parkway

OH1-1235

Columbus, Ohio  43240

Attention:  Contract Administrator

If to the Advisers:

JPMorgan Investment Advisors Inc.

Mail Code OH1-0211

1111 Polaris Parkway

OH1-1235

Columbus, Ohio  43240

Attn: Contract Administrator

J.P. Morgan Investment Management Inc.

Mail Code OH1-0211

1111 Polaris Parkway

OH1-1235

Columbus, Ohio  43240

Attn: Contract Administrator

If to the Company:

The Lincoln National Life Insurance Company

1300 South Clinton Street

Fort Wayne, Indiana 46802-3506

Attn: Kevin Adamson

                                     -18-


                                   ARTICLE 13

                                 MISCELLANEOUS

                                 -------------

     13.1.  All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.  Each of the

Company, the Advisers, and the Administrator acknowledges and agrees that, as provided by the Trust's Amended and Restated Declaration of Trust, the

shareholders, trustees, officers, employees and other agents of the Trust and the Portfolios shall not personally be bound by or liable for matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.  The Trust's Amended and

Restated Declaration of Trust is on file with the Secretary of State of The

Commonwealth of Massachusetts.

     13.2.  The Company will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions.  Without limiting the generality of the foregoing, the Company shall take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to:  (i) obtain,

verify, and retain information with regard to Contract owner identification and source of Contract owner funds, and (ii) maintain records of all Contract owner transactions.  The Company will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Trust with any requested information about Contract owners and their accounts in the event that the Trust shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations, the

Company will notify the Trust of any concerns that the Company may have in connection with any Contract owner in the context of relevant anti-money laundering laws or regulations.

     13.3.  Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

     13.4.  The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     13.5.  This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     13.6.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this

Agreement shall not be affected thereby.

     13.7.  Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the

Securities and Exchange Commission, the Financial Industry Regulatory

Authority and state insurance regulators) and shall permit such authorities

(and other parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     13.8.  The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

     13.9.  This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Advisers may, with advance written notice to the other parties hereto, assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Advisers if such assignee is duly licensed and registered to perform the obligations of the Advisers under this Agreement.

                                     -19-


     13.10. The Company shall furnish, or shall cause to be furnished, to the

Trust or its designee upon request, copies of the following reports:

     (a) the Company's annual statement (prepared under statutory accounting principles) and annual  report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in  any event within

90 days after the end of each fiscal year;

     (b) the Company's June 30th quarterly statements (statutory), as soon as practical and in any  event within 45 days following such period;

     (c) any financial statement, proxy statement, notice or report of the

Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

     (d) any registration statement (without exhibits) and financial reports the Company filed with  the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing  thereof; and

     (e) any other public report submitted to the Company by independent accountants in connection  with any annual, interim or special audit made by them of the books of the Company, as soon as practical after  the receipt thereof.

     13.11. The names "JPMorgan Insurance Trust" and "Trustees of JPMorgan

Insurance Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a

Declaration of Trust dated June 7, 1993 to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "JPMorgan

Insurance Trust" entered into in the name or on behalf thereof by any of the

Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the

Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

     13.12. The Trust and the Administrator agree to consult with the Company concerning whether any Portfolio of the Trust qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.

                          [SIGNATURE PAGES FOLLOW]

                                     -20-


     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

     By: /s/ Daniel R. Hayes

     Name: Daniel R. Hayes

     Title: Vice President

     LINCOLN LIFE AND ANNUITY COMPANY OF NEW YORK

     By: /s/ Daniel R. Hayes

     Name: Daniel R. Hayes

     Title: Vice President

     JPMORGAN INSURANCE TRUST

     By: /s/ Jeffrey D. House

     Name: Jeffrey D. House

     Title: Assistant Treasurer

     JPMORGAN INVESTMENT ADVISORS INC.

     By: John C. Noel

     Name: John C. Noel

     Title: Treasurer & CFO

     J.P. MORGAN INVESTMENT MANAGEMENT INC.

     By: /s/ Gary J. Madich

     Name: Gary J. Madich

     Title: Managing Director

     JPMORGAN FUNDS MANAGEMENT, INC.

     By: /s/ Robert L. Young

     Name: Robert L. Young

     Title: Vice President

                                     -21-


                                  SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS

                        -------------------------------

as of April 24, 2009 which Accounts and Contracts may be changed from time to time upon written notification to the Trust by the Company within a reasonable time from such change




--------------------------------------------------------------------------------------------------

Name of Separate Account, Date Established by Board of Directors,       Form Number

Law under which Established                                             Funded by Separate Account

--------------------------------------------------------------------------------------------------

Lincoln Life Flexible Premium Variable Life Account Z                   LN 930

Established on July 30, 2003 under the laws of the State of

Indiana

--------------------------------------------------------------------------------------------------

Lincoln Life Flexible Premium Variable Life Account JF-C                Form 94-01

Established on August 4, 1993 under the laws of the State of

New Hampshire

--------------------------------------------------------------------------------------------------

Lincoln Life & Annuity Flexible Premium Variable Account Z              Not yet approved

Established on _____ __, _____ under the laws of the State of

New York

--------------------------------------------------------------------------------------------------



                                     -22-


                                  SCHEDULE B

                                  ----------

PORTFOLIOS OF THE TRUST

-----------------------

JPMorgan Insurance Trust Balanced Portfolio Class 1

JPMorgan Insurance Trust Core Bond Portfolio Class 1

JPMorgan Insurance Trust U.S. Equity Portfolio Class 1

JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 1

JPMorgan Insurance Trust Mid Cap Value Portfolio Class 1

JPMorgan Insurance Trust Equity Index Portfolio Class 1

JPMorgan Insurance Trust International Equity Portfolio Class 1

JPMorgan Insurance Trust Intrepid Growth Portfolio Class 1

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1

JPMorgan Insurance Trust Small Cap Core Portfolio Class 1

                                     -23-


                 2ND AMENDMENT TO FUND PARTICIPATION AGREEMENT

WHEREAS, Lincoln National Life Insurance Company, Lincoln Life and Annuity

Company of New York (collectively referred to as the "Company"), JPMorgan

Insurance Trust ("Trust"), J.P. Morgan Investment Management Inc (the

"Adviser"), and JPMorgan Funds Management, Inc. (the "Administrator") entered into a Fund Participation Agreement dated April 24, 2009, as amended April 15,

2011 (the "Agreement"); and

WHEREAS, the parties desire to amend Schedule B of the Agreement effective April

1, 2013;

NOW THEREFORE, the agreement is amended as follows:

Schedule B is deleted in its entirely and replaced with the Schedule B attached hereto. Except to the extent modified by this Amendment, the remaining provisions of the Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this

Amendment, the Amendment shall control.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers effective as April 1, 2013.

LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:   /s/ Daniel R. Hayes

Name: Daniel R. Hayes

Title: Vice President

Date: April 26, 2013

LINCOLN NATIONAL LIFE AND ANNUITY COMPANY OF NEW YORK

By: /s/ Daniel R. Hayes

Name: Daniel R. Hayes

Title: Vice President

Date: April 26, 2013

                   (ADDITIONAL SIGNATURES ON FOLLOWING PAGE)


JPMORGAN INSURANCE TRUST

By: /s/ Jeffrey A. Reedy

Name: Jeffrey A. Reedy

Title: Assistant Treasurer

Date: May 3, 2013

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By: /s/ Robert L. Young

Name: Robert L. Young

Title: Managing Director

Date: May 1, 2013

JPMORGAN FUNDS MANAGEMENT, INC,

By: /s/ Susan S. Montgomery

Name: Susan S. Montgomery

Title: Executive Director

Date: April 30, 2013


                                   SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS

Accounts and contracts may be changed from time to time upon written notification to the Trust by the Company with in a reasonable time from such change.




----------------------------------------------------------------------------------------------------

     NAME OF THE SEPARATE ACCOUNT, DATE                    FORM NUMBER FUNDED BY SEPARATE ACCOUNT

 ESTABLISHED BY THE BOARD OF DIRECTORS, LAW

         UNDER WHICH ESTABLISHED

----------------------------------------------------------------------------------------------------


Lincoln Life Flexible Premium Variable Life                LN 930, LN 940 (1-10)

Account Z, Established on July 30, 2003 under

the laws of the State of Indiana

----------------------------------------------------------------------------------------------------

Lincoln Life Flexible Premium Variable Life                Form 94-01

Account JF-C, established on August 4, 1993

under the laws of the State of New Hampshire

----------------------------------------------------------------------------------------------------

Lincoln Life & Annuity Flexible Premium                    LN 940 05-06

Variable Account Z, established on June

26, 2012 under the laws of the State of New York.

----------------------------------------------------------------------------------------------------

Lincoln Life Flexible Premium Variable Life Account S,     LN 939 (5-10), LN939 (8-05), LN935, LN920

established on November 2, 1998 under the laws of the      and LN921

State of Indiana.

----------------------------------------------------------------------------------------------------




                  3RD AMENDMENT TO FUND PARTICIPATION AGREEMENT

WHEREAS, Lincoln National Life Insurance Company, Lincoln Life & Annuity Company

of New York (collectively referred to as the "Company"), JPMorgan Insurance

Trust ("Trust"), J.P. Morgan Investment Management Inc (the "Adviser"), and

JPMorgan Funds Management, Inc. (the "Administrator") entered into a Fund

Participation Agreement dated April 24, 2009, as amended April 15, 2011 and

April 1, 2013 (the "Agreement"); and

WHEREAS, the parties desire to amend Schedules A and B of the Agreement effective May 1, 2014;

NOW THEREFORE, the agreement is amended as follows:

     1. Schedules A and B are deleted in their entirely and replaced with

Schedules A and B attached hereto.

Except to the extent modified by this Amendment, the remaining provisions of the

Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, the

Amendment shall control.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers effective as of May 1, 2014.

LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:    /s/ Daniel R. Hayes

       ------------------------

Name:  Daniel R. Hayes

Title: Vice President

Date:  4/21/14

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:    /s/ Daniel R. Hayes

       ------------------------

Name:  Daniel R. Hayes

Title: Vice President

Date:  4/21/14

                    (ADDITIONAL SIGNATURES ON FOLLOWING PAGE)


JPMORGAN INSURANCE TRUST

By:    /s/ Julie A. Roach

       ------------------------

Name:  Julie A. Roach

Title: Assistant Treasurer

Date:  4/11/14

J.P. MORGAN INVESTMENT MANAGEMENT, INC.

By:    /s/ Robert L. Young

       ------------------------

Name:  Robert L. Young

Title: Managing Director

Date:  4/14/14

JPMORGAN FUNDS MANAGEMENT, INC.

By:    /s/ Susan S. Montgomery

       ------------------------

Name:  Susan S. Montgomery

Title: President

Date:  4/11/14

                                   SCHEDULE A


                         SEPARATE ACCOUNTS AND CONTRACTS

Accounts and contracts may be changed from time to time upon written notification to the Trust by the Company with in a reasonable time from such change.




----------------------------------------------------------------------------------------------------

     NAME OF THE SEPARATE ACCOUNT, DATE ESTABLISHED        FORM NUMBER FUNDED BY SEPARATE ACCOUNT

  BY THE BOARD OF DIRECTORS, LAW UNDER WHICH

                  ESTABLISHED

----------------------------------------------------------------------------------------------------


Lincoln Life Flexible Premium Variable Life                LN 930, LN 940 (1-10)

Account Z, Established on July 30, 2003 under the

laws of the State of Indiana

----------------------------------------------------------------------------------------------------

Lincoln Life Flexible Premium Variable Life                Form 94-01

Account JF-C, established on August 4, 1993 under

the laws of the State of New Hampshire

----------------------------------------------------------------------------------------------------

Lincoln Life & Annuity Flexible Premium Variable           LN 940 05-06

Account Z, established on June 26, 2012 under the

laws of the State of New York.

----------------------------------------------------------------------------------------------------

Lincoln Life Flexible Premium Variable Life                LN 939 (5-10), LN939 (8-05), LN935,

Account S, established on November 2, 1998 under           LN920 and LN921

the laws of the State of Indiana.

----------------------------------------------------------------------------------------------------

Lincoln Life Variable Annuity Account N,                   Form 30070-A, 30070-B

established November 3, 1997 under the laws of the

State of Indiana

----------------------------------------------------------------------------------------------------

Lincoln New York Account N for Variable Annuities          Form 30070-ANY, 30070-BNY

established March 11, 1999 under the laws of the

State of New York

----------------------------------------------------------------------------------------------------



                                   SCHEDULE B

PORTFOLIOS OF THE TRUST

JPMorgan Insurance Trust Balanced Portfolio Class 1


JPMorgan Insurance Trust Core Bond Portfolio Class 1

JPMorgan Insurance Trust U.S. Equity Portfolio Class 1

JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 1

JPMorgan Insurance Trust Mid Cap Value Portfolio Class 1

JPMorgan Insurance Trust Equity Index Portfolio Class 1

JPMorgan Insurance Trust International Equity Portfolio Class 1

JPMorgan Insurance Trust Intrepid Growth Portfolio Class 1

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 2

JPMorgan Insurance Trust Small Cap Core Portfolio Class 1


                  4TH AMENDMENT TO FUND PARTICIPATION AGREEMENT

WHEREAS, Lincoln National Life Insurance Company, Lincoln Life & Annuity Company

of New York (collectively referred to as the "Company"), JPMorgan Insurance

Trust ("Trust"), J.P. Morgan Investment Management Inc (the "Adviser"), and

JPMorgan Funds Management, Inc. (the "Administrator") entered into a Fund

Participation Agreement dated April 24, 2009, as amended (the "Agreement"); and

WHEREAS, the parties desire to amend Article 2 of the Agreement effective May

15, 2014;

NOW THEREFORE, the Agreement is amended by adding the following paragraphs:

     1.   Article 2.12 Company agrees that neither the Trust, the Adviser or the

          Administrator nor any of their affiliates or agents will have any responsibility or liability to review any purchase or redemption request which is presented by Company (i) to determine whether such request is genuine or authorized by a Contract owner or (ii) to determine the suitability of a particular portfolio or class of shares for such Contract owner. The Trust, the Adviser and the Administrator and their affiliates and agents will be entitled to rely conclusively on any purchase or redemption request communicated to the Trust by

          Company and will have no liability whatsoever for any losses, claims or damages to or against Company or Contract owner resulting from the failure of Company to transmit any such request or from any errors contained in any request. If payment for any purchase order is not received in accordance with the terms of the prospectus, the Trust reserves the right, without notice, to cancel the sale and to hold the

          Company responsible for any loss sustained as a result thereof,

          including loss of profit.

     2.   Article 2.13 Company further certifies that it:

          (i)   has adopted and implemented and will monitor, on a continuous basis, its compliance with procedures reasonably designed to prevent violations of relevant law, regulation and Prospectus requirements with respect to late trading, market timing and abusive trading practices;

          (ii)  will provide information and further certification to verify compliance with Article 2; and

          (iii) will cooperate in monitoring and enforcing the Trust's market timing, and late trading policies as set forth in the

                Prospectus and such other policies established by the Trust from time to time.

Except to the extent modified by this Amendment, the remaining provisions of the

Agreement shall remain in full force and effect. In the event of a conflict between the provisions of the Agreement and those of this Amendment, the

Amendment shall control.

IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers effective as of May 15, 2014.

LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:    /s/ Daniel R. Hayes

       ------------------------

Name: Daniel R. Hayes


Title: Vice President

Date:  6/2/14

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:    /s/ Daniel R. Hayes

       ------------------------

Name: Daniel R. Hayes

Title: Vice President

Date: 6/2/14

JPMORGAN INSURANCE TRUST

By:    /s/ Julie A. Roach

       ------------------------

Name: Julie A. Roach

Title: Assistant Treasurer

Date:  6/13/14

J.P. MORGAN INVESTMENT MANAGEMENT, INC.

By:    /s/ Robert L. Young

       ------------------------

Name:  Robert L. Young

Title: Managing Director

Date:  6/9/14

JPMORGAN FUNDS MANAGEMENT, INC.

By:    /s/ Susan Montgomerty

       ------------------------

Name: Susan S. Montgomery

Title: President

Date:  6/10 /14